UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the

Securities and Exchange Act Of 1934

May 21, 2012

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey		07054
(Address of principal executive offices)		(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2012, Watson Pharmaceuticals, Inc. (the “Company”) entered into that certain Amendment No. 1 to Credit Agreement and Joinder Agreement (the “Amendment”) to the Company’s existing credit agreement (the “Revolving Credit Agreement”), dated as of September 16, 2011, with Bank of America, N.A., as Administrative Agent and a syndicate of banks participating as lenders in the Company’s senior unsecured revolving credit facility (the “Revolving Credit Facility”).

Pursuant to the Amendment, the aggregate commitment of lenders to make senior unsecured revolving loans under the Revolving Credit Facility was increased from $500 million to $750 million.

In addition, in connection with the Company’s proposed acquisition of the Actavis Group (as described in the Company’s current report on Form 8-K filed on April 30, 2012) and to permit the Company to incur indebtedness to finance the proposed acquisition, the Amendment modifies certain negative covenants, including limitations on incurring indebtedness and transactions with affiliates, and revises the terms of the Company’s total leverage maintenance covenant in the Revolving Credit Agreement.

Specifically with respect to the maximum Consolidated Leverage Ratio (as such term is defined in the Revolving Credit Agreement) covenant, the Amendment provides that, the aggregate principal amount of Acquisition Indebtedness (as such term is defined in the Amendment) that includes a “special mandatory redemption” provision (or other similar provision) requiring the Company to redeem such Acquisition Indebtedness will be excluded for purposes of determining Consolidated Total Debt at any time prior to the proposed acquisition of the Activis Group as more fully set forth in the Amendment. The Amendment also provides that (a) during the period prior to the date on which the Company’s proposed acquisition of the Actavis Group is consummated (such date, the “Acquisition Date”), the Company is permitted to have a maximum Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company of up to 3.50 to 1.00; and (b) as of the Acquisition Date and thereafter, the Company is permitted to have a maximum Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company of up to (i) with respect to the four consecutive fiscal quarters from the Acquisition Date through December 31, 2013, 4.25 to 1.00; (ii) with respect to the four consecutive fiscal quarters from January 1, 2014 through December 31, 2014, 4.00 to 1.00; and (iii) with respect to periods of four consecutive fiscal quarters ending from January 1, 2015 and thereafter, 3.50 to 1.00.

The Amendment became effective in accordance with its terms on May 22, 2012.

No other material terms of the Revolving Credit Agreement were amended pursuant to the Amendment.

The foregoing description is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 10.1 hereto, and the Company’s Revolving Credit Agreement, which was attached as Exhibit 99.1 to the Company’s current report on Form 8-K filed on September 19, 2011, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement and Joinder Agreement by and among Watson Pharmaceuticals, Inc., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2012	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David Buchen
David Buchen
Chief Legal Officer - Global

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement and Joinder Agreement by and among Watson Pharmaceuticals, Inc., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated May 21, 2012.